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                                                                   EXHIBIT 10.18

                                                                        ORIGINAL

                                LEASE AGREEMENT

          THIS LEASE AGREEMENT (the "Lease") is entered into this 10/th/ day of Dec, 1999, between Seattle Box Company, a Washington corporation doing business as Seattle-Tacoma Box Company ("Landlord"), and Aladdin Manufacturing Corp., a Delaware corporation ("Tenant"). Landlord and Tenant agree as follows:

          1. LEASE SUMMARY.

               a. The Premises. The Premises (the "Premises") consist of that certain parcel of real property legally described on Exhibit A attached hereto (the "Real Property"), together with that certain portion hereinafter described of a building ("the Building") to be constructed by Landlord on the Real Property. The Building will have a footprint of approximately 120,950 square feet, of which the following shall be included in the Premises: (i) approximately 105,134 square feet of first floor warehouse space;
               (ii) approximately 4716 square feet of first floor office space (divided into two office areas of 4200 square feet and 516 square feet, respectively); and (iii) approximately 2500 square feet of mezzanine office space. The Building will be constructed with access to a railroad spur, which shall be used by Tenant and Landlord jointly. Tenant shall have exclusive use of one rail door in the Building. The Real Property and the Building, including the delineation of the Premises, and the delineation of the Reserved Space (hereinafter defined) are depicted on the site plan attached hereto as Exhibit B.

               b. The Reserved Space. The Premises do not include, and Landlord reserves, approximately 11,100 square feet of the Building located in the southeast corner thereof. Landlord's use of the railroad spur will include use in connection with certain other real property owned by Landlord and located adjacent and to the south of the Real Property. Landlord also reserves the right to vehicular and pedestrian access to the Reserved Space (hereinafter defined) across that portion of the Real Property adjacent and to the south of the portion of the Building reserved by Landlord. The approximately 11,100 square feet of the Building reserved by the Landlord, the use jointly with Tenant of the rail spur adjacent thereto, and the right to vehicular and pedestrian access across that portion of the Real Property adjacent and to the south of the portion of the Building reserved by Landlord are hereinafter collectively referred to as the "Reserved Space". Landlord may use the Reserved Space for its own purposes in any manner that does not unreasonably interfere with Tenant's carpet warehouse and distribution business on the Premises, or may lease the Reserved Space to any third party; provided however that Tenant shall have the right of first refusal to lease the Reserved Space as further provided in Section 1(g) below.

               c. Lease Commencement Date. The Lease shall commence on the date provided for in Section 3(d) below. After delivery of occupancy of the Premises to Tenant, Tenant and Landlord shall confirm the Commencement Date in writing.

               d. Lease Termination Date. The Lease shall terminate at midnight on the last day of the 122/nd/ month of the lease calculated as set forth in this paragraph (the "Termination Date"). If the Commencement Date occurs on the first day of a month, that month shall be the first month of the lease term. If the Commencement Date occurs on any other day, the first month of the lease term shall be the following calendar month.

               e. Extension Options. Tenant shall have two options to extend the term of this Lease for five years per option. Herein the initial one hundred and twenty-two month term of this Lease shall be referred to as the "Initial Term", the first five year extension shall be referred to as the "First Extended Term", and the second five year extension shall be referred to as the "Second Extended Term." If Tenant wishes to exercise either of its options to extend the term, Tenant shall notify Landlord in writing of such exercise no earlier than 365 days and no later than 180 days prior to the last day of the preceding term hereof (the "Extension Notice Period"); provided however that Tenant shall not be entitled to exercise its extension option if Tenant is in default

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               under this Lease at any time during the Extension Notice Period.
               During either of the Extended Terms, all terms and conditions of this Lease will remain in full force and effect, except that Tenant shall not be entitled to any tenant improvement or similar allowances for either such Extended Terms.

               f.   Base Rent.

                    (i) Initial Term Base Rent. The monthly base rent during the Initial Term shall be as follows:

                    Months  1 through 2:      $.00
                    Months  3 through 36:     $41,136 per month
                    Months 37 through 60:     $42,951 per month
                    Months 61 through 96:     $45,562 per month
                    Months 97 through 122:    $50,984 per month

                    (ii) First Extended Term Base Rent. If Tenant exercises it's first renewal option, monthly base rent during the First Extended Term shall be as follows:

                    Months 123 through 146:   "Market Rent" (defined below) as
                                              of the beginning of month 123, but
                                              in no event less than the base
                                              rent for the preceding period.

                    Months 147 through 170:   "Market Rent" as of the beginning
                                              of month 147, but in no event less
                                              than the base rent for the
                                              preceding period.

                    Months 171 through 182:   "Market Rent" as of the beginning
                                              of month 171, but in no event less
                                              than the base rent for the
                                              preceding period.

                    (iii) Second Extended Term Base Rent. If Tenant exercises it's second renewal option, monthly base rent during the Second Extended Term shall be as follows:

                    Months 183 through 206:   "Market Rent" as of the beginning
                                              of month 183, but in no event less
                                              than the base rent for the
                                              preceding period.

                    Months 207 through 230:   "Market Rent" as of the beginning
                                              of month 207, but in no event less
                                              than the base rent for the
                                              preceding period.

                    Months 232 through 242:   "Market Rent" as of the beginning
                                              of month 231, but in no event less
                                              than the base rent for the
                                              preceding period.

                    (iv) Definition of "Market Rent". The term "Market Rent" as used in this Lease shall mean the fair market rent for premises of comparable size, location and type as the Premises, with rail spur access, in the Kent, Washington area. In determining the "Market Rent" as of any date during the First Extended Term the fact that Tenant has an additional five year renewal option under this Lease shall also be taken into consideration.

                    (v) Method of Determining Base Rental Adjustment Amount. The first day of months 123,147,171,183,207 and 231 of the term of this Lease are hereinafter referred to as the "Base Rental Adjustment Dates." If Landlord and Tenant have not agreed at least 150 days in advance of any Base Rental Adjustment Date as to amount of the upcoming base rental adjustment, then the base rental adjustment shall be determined as follows:

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                                    (1) Either Landlord or Tenant may appoint an
                                    appraiser to provide a written opinion (with supporting information) as to the Market
                                    Rent for the Premises as of the upcoming
                                    Base Rental Adjustment Date. The party
                                    appointing the appraiser shall notify the other party of such appointment within three business days of such appointment. The other party may then appoint a second appraiser to provide a written opinion (with supporting information) as to the Market Rent for the Premises as of the upcoming Base Rental Adjustment Date. Each appraiser appointed shall be a professional real estate appraiser active during the ten-year period immediately prior to his or her appointment in the appraisal of industrial and warehouse properties in the greater Seattle area.

                                    (2) The two appraisers so appointed shall within 30 days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove to qualify the initial two appraisers.

                                    (3) The three appraisers shall within sixty days of the appointment of the third appraiser give a written opinion (with supporting information) as to the Market Rent for the Premises, using the criteria set forth above, and notify Landlord and Tenant thereof.

                                    (4) If any two of the three appraisers agree as to the Market Rent for the Premises, then their opinion shall be binding upon Landlord and Tenant. If no two of the three appraisers agree as to the Market Rent for the Premises, then the base rent shall be adjusted to an amount which is the average of the opinions of the three appraisers, ignoring for the purpose of such averaging any portion of the high and low opinions which is more than 10 percent in excess of or less than the middle opinion. If either Landlord or Tenant fails to appoint an appraiser within the time period set forth above, the appraiser appointed by the other shall give his or her opinion of the Market Rent for the Premises, shall notify Landlord and Tenant thereof, and such appraiser's opinion shall be binding upon Landlord and Tenant. If the two appraisers appointed by Landlord and Tenant fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter shall be forthwith submitted to binding arbitration with the American Arbitration Association pursuant to such rules and procedures as have then been promulgated by the American Arbitration Association.

                                    (5) If it using these procedures the Market
                                    Rent for the Premises has not been
                                    determined by the next upcoming Base Rental
                                    Adjustment Date, then Tenant shall continue to pay the base rent to Landlord at the previous rate, and after the Market Rent is determined Tenant shall pay to Landlord within 15 days the difference between the base rent actually paid from the Base Rental Adjustment Date to the date that the Market Rent is determined, together with interest thereon at the rate of 12 percent per annum.

                                    (6) Each party shall pay the cost of the appraiser appointed by its, and the cost of the third appraiser and of the arbitration if any shall be paid by Landlord and Tenant equally.

                           g. Right to Lease Reserved Space. If Landlord elects to lease or rent the Reserved Space to any third party which is not an affiliate of Landlord, Landlord shall first offer in writing to add the Reserved Space to this Lease. Tenant shall then have fifteen (15) days to notify Landlord in writing whether Tenant wishes to accept the offer to add the Reserved Space to this Lease. If Tenant accepts Landlord's offer to add the Reserved Space to this Lease, then within fifteen (15) days following Tenant's written notice to Landlord accepting Landlord's offer, Landlord and Tenant shall execute an amendment to this Lease adding the Reserved Space to the Premises, increasing the base rent by ten percent (10%), and , increasing Tenant's share of Operating Costs of

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                            the Building and Taxes to one hundred percent
                            (100%). The amendment to this Lease shall be effective from and after the later of the date that Landlord vacates the Reserved Space or the date that the parties sign the Lease amendment. All other provisions of this Lease shall remain in full force and effect after the Reserved Space is added to this Lease. In the event that Tenant does not accept Landlord's offer to add the Reserved Space to this Lease within fifteen days (15) of Landlord's offer to Tenant, then Landlord shall be free to lease or rent the Reserved Space at any time to any party without first offering the Reserved Space to Tenant.

                            h. Notice and Payment Addresses: Rent and any the sums payable by Tenant to Landlord pursuant to this Lease shall be payable at Landlord's address shown below, or such other place designated in writing by Landlord. All notices to be provided to Landlord or Tenant pursuant to the terms of this Lease shall be provided to the following addresses or to such other addresses of which Landlord or Tenant notifies the other in writing. Notices hereunder shall be in writing and may be hand delivered, mailed, delivered by overnight courier service or, if facsimile numbers are provided below, transmitted by facsimile. If mailed, such notices shall be sent by certified mail, postage prepaid, return receipt requested. The date which is two days after the date of mailing shall be deemed to be the date on which the notice was given. The postmark affixed to such notice by the U.S. Post Office shall be conclusively presumed to be the date of mailing for purposes of this section. In the case of notices given by hand delivery or overnight courier, such notices shall be deemed given on the date of the actual receipt. If transmitted by facsimile, such notices shall be deemed given on the date of the actual receipt of a complete, legible facsimile transmission, except that if a facsimile transmission is received after business hours or on a weekend or holiday, then the notice shall be deemed given on the next business day following the receipt of the facsimile transmission.

                                Landlord:  SEATTLE TACOMA BOX COMPANY
                                           Attn: Ferdinand J. Nist, President
                                           23400 - 71ST Place South
                                           Kent, WA 98032

                                Tenant:    Mohawk Carpet Corporation
                                           Attn: S.J. Perillo, Esq.
                                           160 South Industrial Blvd.
                                           Calhoun, GA 30701

                        2. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord the Premises upon the terms specified in this Lease.

                        3.  CONSTRUCTION AND COMMENCEMENT.

                            a. Construction of Building. Within ten (10) days after mutual execution hereof, Landlord will provide Tenant with a preliminary construction schedule and a preliminary delivery date for the Premises. Landlord shall construct the Building at Landlord's expense, pursuant to a construction contract with a general contractor of Landlord's choosing. The completed Building shall be constructed substantially in accordance with those certain plans prepared by Rupert Engineering Inc. which are more specifically described on the attached Exhibit F, and those certain specifications prepared by Rupert Engineering Inc. and dated November, 1999, which plans and specifications have been delivered to Tenant and reviewed and approved by Tenant. The completed Building shall comply with the specifications set forth on Exhibit C hereto ("Tenant's Required Specifications"). The office portion of the completed Building shall be constructed substantially in accordance with those certain plans and specifications attached as Exhibit E hereto. Landlord shall be entitled to make or approve revisions in the plans and specifications which are not inconsistent with Tenant's Required Specifications and do not materially affect the size of the Premises or Tenant's ability to use the Premises in accordance with Tenant's intended use. The completed Building shall include installation by Landlord of an overhead ESFR fire sprinkler system ("Landlord's Sprinkler System"). After Tenant takes occupancy of the Premises, Tenant may elect at Tenant's expense to make additions or alterations

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                            to Landlord's Sprinkler System to comply with
                            Tenant's insurance and fire safety requirements, which additions and alterations may include converting Landlord's Sprinkler System into an in-rack sprinkler system ("Tenant's Sprinkler System"). In the event that Tenant believes that the Premises or Building do not comply with the terms of this Lease, Tenant shall notify Landlord, in writing, within 120 days of the issuance of the Certificate of Occupancy for the Building. This notice shall specify all claimed deficiencies of the Premises or Building. If no such notice is given, Tenant shall be conclusively deemed to have accepted the Premises and Building and shall waive any claim that the Premises or Building were not constructed to the plans and specifications required by this Lease.

                            b. Tenant Improvement Allowances. The following allowances shall be paid for by Landlord for Tenant's desired improvements:

                                (i) Up to $1200 of the cost of preparation of the preliminary space plan for Tenant's office space, which is attached as Exhibit D hereto, and which has been approved by both Landlord and Tenant.

                                (ii) As part of the construction cost of the Building Landlord shall pay to Tenant $21,600.00 for carpet materials to be installed in the Premises. The carpet materials provided by Tenant in return for the said payment by Landlord to Tenant shall be installed by Landlord as part of the tenant improvements and shall be 28 ounce level loop Mohawk carpet or approved equal or better.

                                (iii) An allowance of up to $5000 for the cost of distribution of power to Tenant's cutting machine and forklift station. Any additional cost for such power distribution shall be paid by Tenant to Landlord within 15 days of demand.

                            Any other tenant improvements desired by Tenant and not specifically provided for herein shall be undertaken by Tenant at Tenant sole cost and expense after Tenant has obtained the written consent of Landlord to all plans and specifications for such tenant improvements.

                            c. Occupancy. Landlord shall provide Tenant with a written notice (the "Occupancy Notice"), at least fifteen days in advance, of the date that the Building is expected to be secured (lockable doors), illuminated with lighting sufficient for construction activities, and ready for commencement of the installation of Tenant's Sprinkler System (e.g. Landlord's sprinkler system installed) and Tenant's trade fixtures and other tenant improvements which Tenant may wish to install in addition to the office tenant improvements undertaken by Landlord. Said Building status is referred to herein as "Tenant Improveable". The occupancy date under this paragraph may be prior to substantial completion of the Premises or the Building by Landlord. Tenant may thereupon enter the Premises at its own risk, to install trade fixtures and equipment and to make such improvements as Tenant shall have the right to make. Tenant shall at all times remain fully responsible for obtaining all necessary permits for any such tenant improvements. Tenant agrees that it will not in any way interfere with the progress of Landlord's work on the Premises and the Building by such entry. During the period after which Tenant has entered the Premises and prior to Landlord's completion of the Building and the Premises, all terms and conditions of this Lease shall apply. During this time period, Tenant has Landlord's consent to bringing supplies and inventory into the Premises to the extent that Tenant has received any necessary permits to do so and to the extent that such activity otherwise complies with the limitations of this paragraph. However, the ability to bring in such supplies and inventory shall not be an attribute of "Tenant Improveable" as that term is used herein.

                            d. Commencement Date. Tenant shall be deemed to have taken occupancy of the Premises on the date specified in Landlord's Occupancy Notice, which shall be the Commencement Date of this Lease; provided however, that no base rent shall be charged during the first two months following the Commencement Date. If the Commencement Date does not fall on the first day of any calendar month, then base rent for the third month shall be prorated based on a thirty day month, so that Tenant shall receive exactly two months of free base rent, and thereafter all rent payments

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                           shall become due on the first day of each month. If
                           Landlord acts diligently to make the Premises available to Tenant on or before June 1, 2000, or on such other date stated in the Occupancy Notice, neither Landlord nor any agent or employee of Landlord shall be liable for any damage or loss due to Landlord's inability or failure to deliver possession of the Premises to Tenant as provided in this Lease, except for the liquidated damages provided below.

                           e. Liquidated Damages For Late Delivery: In the event that, due to no fault of Tenant, the Building is not Tenant Improveable on or before August 1, 2000, Landlord agrees to give Tenant two days of free rent in the Premises for each day from August 2, 2000, until the Premises are Tenant Improveable. In the event that, due to no fault of Tenant, construction of the Building is not substantially complete on or before the later of October 1, 2000, or sixty (60) days after the Premises are Tenant Improveable, Landlord agrees to give Tenant two days of free rent in the Premises for each day thereafter until construction of the Building is substantially complete.

                       4. RENT. Upon mutual execution of this Lease, Tenant shall deliver to Landlord the sum of $41,136 as prepaid base rent, to be applied to the base rent due for the third month of this Lease. All sums payable to Landlord by Tenant pursuant to the provisions of this Lease are rent to Landlord. Tenant shall pay Landlord without notice, demand, deduction, offset, or counterclaim, in lawful money of the United States, the monthly base rental stated in Section 1(f) in advance on or before the first day of each month, and any other additional payments due to Landlord, including Operating Costs (hereinafter defined) when required under this Lease (all of which are collectively referred to herein as the "Rent"). If any sums payable by Tenant to Landlord under this Lease are not received within five days following the date due, Tenant shall pay Landlord in addition to the amount due, for the cost of collecting and handling such late payment, an amount equal to the greater of $100 or five percent (5%) of the delinquent amount. In addition, all delinquent sums payable by Tenant to Landlord and not paid within five days of the due date shall, at Landlord's option, bear interest at the rate of twelve percent (12%) per annum, or the highest rate of interest allowable by law, whichever is less. Interest on all delinquent amounts shall be calculated from the original due date to the date of payment. Landlord's acceptance of less than the full amount of any payment due from Tenant shall not be deemed an accord and satisfaction or compromise of such payment unless Landlord specifically consents in writing to payment of such lesser sum as an accord and satisfaction or compromise of the amount which Landlord claims.

                       5. USES. The Premises shall be used only as a floor covering and ancillary products warehouse storage and distribution facility and related office (the "Permitted Use"), and for no other business or purpose whatsoever without the prior written consent of Landlord, no to be unreasonably withheld or delayed. In granting or witholding such consent, Landlord may consider the impact of any proposed use on the use and value of the Reserved Space. Landlord is not aware that any zoning regulations or other applicable laws would prohibit use of the Premises for Tenant's intended use. Tenant shall have access to the Premises twenty-four hours per day, 7 days per week. No act shall be done on or around the Premises that is unlawful or that will increase the existing rate of insurance on the Premises or the Building, or cause the cancellation of any insurance on the Premises or the Building. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance. Tenant shall not do or permit anything to be done in the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Property, or Landlord, or their customers, clients and visitors, or injure or annoy such persons.

                       6. COMPLIANCE WITH LAWS. Tenant shall not cause or permit the Premises to be used in any way which violates any law, ordinance, or governmental regulation or order. Landlord shall deliver the Premises to Tenant in a condition which complies with all laws, rules, regulations, or orders, including without limitation the Americans With Disabilities Act, as applicable to the Premises on the Commencement Date, except that Tenant shall be responsible for bringing the Premises into compliance with any laws which are applicable to the Premises as a result of Tenant's particular use of the Premises, such as modifications required by the Americans With Disabilities Act as a

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                           result of Tenant opening the Premises to the public
                           as a place of public accommodation. If the enactment, amendment or enforcement of any law, ordinance, regulation or code during the Lease term requires any changes to the Premises during the Lease term, the Tenant shall perform all such changes at its expense if the changes are required due to the nature of Tenant's activities at the Premises, or due to alterations that Tenant seeks to make to the Premises; otherwise, Landlord shall perform all such changes at its expense. Tenant shall be responsible for obtaining all required permits of any nature necessary for the operation of Tenant's business on the Premises, or for any construction or installation work to be undertaken by Tenant.

                       7.  OPERATING COSTS\UTILITIES\TAXES.

                           a. Net Rent. Except as specifically set forth herein, it is the intention of Landlord and Tenant that the rental received by Landlord be net of any taxes or expenses of any sort, except expenses for Landlord's use of utilities and services in the Reserved Space and Landlord's share of insurance and other expenses related to the entire Building, based on the percentage of the square footage of the Building which is included in the Reserved Space, which percentage is agreed by Landlord and Tenant to be nine percent (9%).

                           b. Operating Costs of the Building. Tenant shall pay to Landlord as additional rent ninety one percent (91%) of all "Operating Costs of the Building" which shall include without limitation all costs not required to be paid directly by Tenant hereunder, of operating, maintaining and repairing the Building (except for exterior walls, foundation and roof as provided below). Operating Costs of the Building shall include without limitation the following: insurance premiums paid by Landlord and (to the extent used) deductibles; and amortization (in accordance with generally accepted accounting principles) of capital improvements that Landlord may make in the future (except for exterior walls, foundation and roof as provided below). Operating Costs of the Building shall not include the cost of maintaining and repairing, or making capital improvements to, the Building's exterior walls, foundation and roof, except as required to fix damage to the Building caused by Tenant, its agents, employees, contractors customers or invitees. In addition, Operating Costs of the Building shall not include: Landlord's income tax or general corporate overhead, depreciation on the Building or equipment therein; loan payments; real estate brokers commissions; or any costs regarding the operation, maintenance and repair of the Premises, the Building, or the Property paid directly by Tenant or other tenants in the Building. Tenant shall also pay to Landlord as additional Rent a reasonable maintenance and management fee in the amount of three percent (3%) of then applicable base rent.

                           c. Utilities and Services. Tenant shall obtain, at Tenant's sole expense, all utilities which Tenant may need or desire, including, without limitation all electrical, natural gas, water, sewer, telephone, telecommunications services; janitorial services; refuse removal; recycling; pest control; snow and ice removal; fire detection and security services; and other services which Tenant needs or desires with respect to the Premises. Gas and electrical power shall be separately metered. Water charges need not be separately metered. Any utility charges which are not separately metered and paid directly by Tenant shall be included in the Operating Costs of the Building in accordance with the preceding Section 7(b) of this Lease; provided however that if Landlord can show with reasonable certainty that Tenant's use of any utilities or services so divided exceeds ninety-one percent (91%) of the total of such utilities or services provided to the Building, then Tenant shall pay a proportionally higher share of such utilities or services so that Tenant bears the full cost of all utilities and services used by Tenant.

                           d. Repairs and Maintenance of Real Property. Landlord shall provide the following repairs and maintenance of the Real Property (not including the Building): landscape maintenance, upkeep and replacement; parking lot, road, sidewalk and driveway patching, resurfacing and maintenance (but not including snow and ice removal); and maintenance of the biofilter swale and detention pond located on the Real Property, all of which shall be collectively referred to herein as the "Operating Costs for the Real Property". Tenant shall pay to Landlord as additional rent one hundred percent (100%) of the Operating Costs for the Real Property.

                           e.  Taxes. Landlord shall pay all taxes and
                           assessments on the non Building portion of the Real Property and on the improvements to the Real Property (including, but not limited to, real and personal property taxes and assessments, local improvement district assessments and other special purpose assessments, and taxes on rent or gross receipts) (the "Taxes") including any Taxes resulting from a reassessment of the Building due to a change of ownership or otherwise. Tenant shall pay to Landlord as additional rent ninety one percent (91%) of all taxes and assessments on the improvements to the Real Property (including, but not limited to, real and personal property taxes and assessments, local improvement district assessments and other special purpose assessments, and taxes on rent or gross receipts); and ninety six percent (96%) of all taxes and assessments on the non Building portions of the Real Property itself (including, but not limited to, real property taxes and assessments, local improvement district assessments and other special purpose assessments).

                           f. Payment and Accounting. Landlord shall provide to Tenant, at or before the Commencement Date, a good faith estimate of annual Operating Costs of the Building, Operating Costs for the Real Property and Taxes (collectively the "Operating Costs") for the remainder of the calendar year in which the Commencement Date occurs. Landlord shall also provide to Tenant, as soon as possible following the first day of each succeeding calendar year, a good faith estimate of the annual Operating Costs for the then-current year. Based on such estimates, Tenant's annual payment obligation to Landlord for the Operating Costs shall be divided into twelve (12) equal monthly installments. Tenant shall pay to Landlord such monthly installments with each monthly payment of base rent. In the event the estimated amount of Tenant's payment obligation to Landlord for the Operating Costs has not yet been determined at the beginning of any calendar year, Tenant shall pay the monthly installment in the estimated amount determined for the preceding calendar year until the estimate for the current calendar year has been provided to Tenant. At such time as the estimate for the current calendar year is received, Tenant shall then pay any shortfall or receive a credit for any surplus for the preceding months of the current calendar year and shall, thereafter, make the monthly installment payment in accordance with the current estimate. As soon as reasonably possible following the end of each calendar year of the Lease term, Landlord shall determine and provide to Tenant a statement (the "Annual Cost Statement") setting forth the amount of Operating Costs actually incurred and the amounts thereof paid by Tenant with respect to such calendar year. In the event the amount payable by Tenant for Operating Costs exceeds the sum of the monthly installments actually paid by Tenant for such calendar year, Tenant shall pay to Landlord the difference within thirty (30) days following receipt of the Annual Cost Statement. In the event the sum of such installments paid exceeds the amount payable by Tenant for Operating Costs, the difference shall be applied as a credit to Tenant's obligation to pay future Operating Costs.

                       8. TENANT'S TAXES. Tenant shall pay all taxes, assessments, liens and license fees levied, assessed or imposed by any authority having the direct or indirect power to tax or assess any such liens, by reason of Tenant's use of the Premises, and all taxes on Tenant's personal property located on the Premises.

                       9. ALTERATIONS. Tenant may make alterations, additions or improvements to the Premises, ("Alterations"), only with the prior written consent of Landlord which will not be unreasonably withheld or delayed. Tenant shall complete all Alterations at Tenant's expense in compliance with all applicable laws and in accordance with plans and specifications approved by Landlord, using contractors approved by Landlord, and in a manner so as to not unreasonably interfere with Landlord or other tenants of the Building. Landlord shall be deemed the owner of all Alterations except for Tenant's trade fixtures, and those which Landlord requires to be removed at the end of the Lease term. Tenant shall remove all Alterations at the end of the Lease term unless Landlord conditioned its consent upon Tenant leaving a specified Alteration at the Premises, in which case Tenant shall not remove such Alteration. Tenant shall immediately repair any damage to the Premises caused by removal of Alterations and trade fixtures.

               10. REPAIRS AND MAINTENANCE. Tenant shall, at its sole expense, maintain the Premises in good condition and promptly make all repairs and replacements, whether structural or non-structural, necessary to keep the Premises (including the Real Property) safe and in good condition, including removal of snow and ice from the roadways, parking areas, sidewalks, and loading dock areas of the Premises, refurbishing and repainting, carpet replacement, repair and maintenance of air conditioning, heating, ventilation, plumbing, electrical and lighting systems and all utilities and other systems serving the Premises; provided however that Landlord shall maintain and repair the Building foundation, exterior walls (but not including exterior lighting which may be attached to the exterior walls of the Building) Tenant shall not damage any demising wall or disturb the structural integrity of the Building and shall promptly repair any damage or injury done to any such demising walls or structural elements caused by Tenant or its employees, agents, contractors, or invitees. If Tenant fails to maintain or repair the Premises, Landlord may enter the Premises and perform such repair or maintenance on behalf of Tenant. In such case, Tenant shall be obligated to pay to Landlord immediately upon receipt of demand for payment, as additional Rent, all costs incurred by Landlord. Notwithstanding anything in this Section to the contrary, Tenant shall not be responsible for any repairs to the Premises made necessary by the acts of Landlord or its agents, employees, contractors or invitees therein.

               11. SURRENDER. Upon expiration or early or termination of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable wear and tear and insured casualty excepted. Tenant shall be entitled to remove its trade fixtures and equipment from the Premises upon surrender of the Premises if Tenant is not then in default under this Lease; provided that Tenant must repair all damage to the Premises caused by such removal. Unless Landlord notifies Tenant otherwise in writing, Tenant shall be required to remove Tenant's Sprinkler System at the time of surrender of the Premises and return Landlord's Sprinkler System to its original condition. Unless Landlord notifies Tenant otherwise in writing, Tenant shall be required to remove from the Premises all shelves, bins, machinery and personal property of Tenant's, and to repair any damage caused to the Premises by such removal.

               12. ACCESS. After reasonable notice from Landlord (except in cases of emergency, where no notice is required), Tenant shall permit Landlord and its agents and employees to enter the Premises at all reasonable times for the purposes of repair or inspection. Landlord shall also be entitled to enter the Premises as reasonably necessary for Landlord to make alterations to the Reserved Space; provided however that Landlord shall not unreasonably interfere with Tenant's operations in the Premises. This Section shall not impose any repair or other obligation upon Landlord not expressly stated elsewhere in this Lease. After reasonable notice to Tenant, Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective purchasers or lenders at any time, and to prospective tenants within 180 days prior to the expiration or sooner termination of the Lease term.

               13. SIGNAGE. Tenant shall obtain Landlord's written consent before installing any signs upon the Premises which consent shall not be unreasonably withheld or delayed. Tenant shall install any approved signage at Tenant's sole expense and in compliance with all applicable laws. Tenant shall not damage or deface the Premises in installing or removing signage and shall repair any injury or damage to the Premises caused by such installation or removal.

               14.  DESTRUCTION OR CONDEMNATION.

                    a. Damage and Repair. If the Premises are partially damaged but not rendered untenantable, by fire or other insured casualty, then Landlord shall diligently restore the Premises and the portion of the Property necessary for Tenant's occupancy and this Lease shall not terminate; provided, however, Tenant may terminate the Lease if Landlord is unable to restore the Premises within six (6) months of the casualty event. The Premises shall not be deemed untenantable if less than twenty-five percent (25%) of each of those areas are damaged. Notwithstanding the foregoing, Landlord shall have no obligation to restore the Premises if insurance proceeds are not available to pay the entire cost of such restoration. If insurance proceeds are available to Landlord but are not sufficient to pay the entire cost of restoration, then Landlord may elect to terminate this Lease and keep the insurance proceeds, by notifying Tenant within sixty (60) days of the date of such casualty.

                    If the Premises are entirely destroyed, or partially damaged and rendered untenantable, by fire or other casualty, Landlord may, at its option: (a) terminate this Lease as provided herein, or (b) restore the Premises to their previous condition; provided, however, if such casualty event occurs during the last 6 months of the Lease term then either Tenant or Landlord may elect to terminate the Lease. If, within 60 days after receipt by Landlord from Tenant of written notice that Tenant deems the Premises or the portion of the Property necessary for Tenant's occupancy untenantable, Landlord fails to notify Tenant of its election to restore those areas, or if Landlord is unable to restore those areas within six (6) months of the date of the casualty event, then Tenant may- elect to terminate the Lease.

                    If Landlord restores the Premises under this Section Landlord shall proceed with reasonable diligence to complete the work, and the base rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole Premises, provided that there shall be a rent abatement only if the damage or destruction of the Premises or the Property did not result from, or was not contributed to directly or indirectly by the act, fault or neglect of Tenant, or Tenant's officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors. Provided, Landlord complies with its obligations under this Section, no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance directly, incidentally or consequentially arising from any repair or restoration of any portion of the Premises or the Property. Landlord will not carry insurance of any kind for the protection of Tenant or any improvements paid for by Tenant or on Tenant's furniture or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same unless the damage is caused by Landlord's negligence.

                    b. Condemnation. If the Premises are made untenantable by eminent domain, or conveyed under a threat of condemnation, this Lease shall terminate at the option of either Landlord or Tenant as of the earlier of the date title vests in the condemning authority or the condemning authority first has possession of the Premises or the portion of the Property and all Rents and other payments shall be paid to that date. In case of taking of a part of the Premises that does not render those areas not taken untenantable, then this Lease shall continue in full force and effect and the base rent shall be equitably reduced based on the proportion by which the floor area of any structures is reduced, such reduction in base rent to be effective as of the earlier of the date the condemning authority first has possession of such portion or title vests in the condemning authority. The Premises shall not be deemed untenantable if less than twenty-five percent (25%) of the Premises is condemned. Landlord shall be entitled to the entire award from the condemning authority attributable to the value of the Premises or the Real Property and Tenant shall make no claim for the value of its leasehold. Tenant shall be permitted to make a separate claim against the condemning authority for moving expenses or damages resulting from interruption in its business, provided that in no event shall Tenant's claim reduce Landlord's award.

               15.  INSURANCE.

                    a. Liability Insurance. During the Lease term, Tenant shall pay for and maintain commercial general liability insurance with broad form property damage and contractual liability endorsements. This policy shall name Landlord as an additional insured, and shall insure Tenant's activities and those of Tenant's employees, officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors with respect to the Premises against loss, damage or liability for personal injury or death or loss or damage to property with a combined single limit of not less than $5,000,000, and a deductible of not more than $5,000. The insurance will be noncontributory with any liability insurance carried by Landlord.

                    b. Tenant's Insurance. During the Lease term, Tenant shall pay for and maintain replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Tenant's personal property, fixtures, equipment and tenant improvements.

                    c. Miscellaneous. Insurance required under this Section shall be with companies rated A-XV or better in Best's Insurance Guide, and which are authorized to transact business in the State of Washington. No insurance policy shall be canceled or reduced in coverage and each such policy shall provide that it is not subject to cancellation or a reduction in coverage except after thirty (30) days' prior written notice to Landlord. Tenant shall deliver to Landlord upon commencement of the Lease and from time to time thereafter, copies or certificates of the insurance policies required by this Section. In no event shall the limit of such policies be considered as limiting the liability of Tenant under this Lease.

                    d. Landlord Insurance. Landlord shall carry standard form extended coverage fire insurance of the Building shell and core in the amount of their full replacement value, and such other insurance of such types and amounts as Landlord, in its discretion, shall deem reasonably appropriate, which may include without limitation coverage for loss of Rents from the Premises. The cost of any such insurance be included in the Operating Costs of the Building. Landlord's insurance may be included in a "blanket policy" insuring other parties and/or locations in addition to the Building, in which case the portion of the premiums therefor allocable to the Building shall be included in the Operating Costs of the Building. In addition to the foregoing, in the event Tenant fails to provide or keep in force any of the insurance as required above, Landlord, in its discretion, may provide such insurance, in which event, the cost thereof shall be payable by Tenant to Landlord as additional rent on the first day of the calendar month immediately following demand therefor from Landlord. Landlord shall make all reasonable attempts to secure insurance that does not charge a higher premium due to Tenant's particular use of the Premises as a floor covering and ancillary products warehouse and distribution center.

                    e. Waiver of Subrogation. Landlord and Tenant hereby release each other and any other tenant, their agents or employees, from responsibility for, and waive their entire claim of recovery for any loss or damage arising from any cause covered by insurance required to be carried by each of them. Each party shall provide notice to the insurance carrier or carriers of this mutual waiver of subrogation, and shall cause its respective insurance carriers to waive all rights of subrogation against the other, This waiver shall not apply to the extent of the deductible amounts to any such policies or to the extent of liabilities exceeding the limits of such policies.

               16. INDEMNIFICATION. Tenant shall defend, indemnity, and hold Landlord harmless against all liabilities, damages, costs, and expenses, including attorneys' fees, arising from any negligent or wrongful act or omission of Tenant or Tenant's officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors on or around the Premises or arising from any breach of this Lease by Tenant. Tenant shall use legal counsel acceptable to Landlord in defense of any action within Tenant's defense obligation. Landlord shall defend, indemnity and hold Tenant harmless against all liabilities, damages, costs, and expenses, including attorneys' fees, arising from any negligent or wrongful act or omission of Landlord or Landlord's officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors on or around the Premises or arising from any breach of this Lease by Landlord. Landlord shall use legal counsel acceptable to Tenant in defense of any action within Landlord's defense obligation.

               17. ASSIGNMENT AND SUBLETTING. Except for assignments or subleases to entities which are wholly owned by Tenant or which are wholly owned by Tenant's parent company, ("Affiliate") Tenant shall not assign, sublet, mortgage, encumber or otherwise transfer any interest in this Lease (collectively referred to as a "Transfer") or any part of the Premises, without first obtaining Landlord's written consent, which will not be unreasonably withheld or delayed. No Transfer shall relieve Tenant of any liability under this Lease notwithstanding Landlord's consent to such transfer, nor shall any Transfer with or without Landlord's consent relieve any guarantor of this Lease from liability on such guarantee. Consent to any Transfer shall not operate as a waiver of the necessity for Landlord's consent to any subsequent Transfer. As a condition to Landlord's approval, if given, any potential assignee or subtenant otherwise approved by Landlord shall assume all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant and any guarantor, if required, for the payment of Rent and performance of all terms of this Lease. In connection with any Transfer, Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments. In addition, in the event of a sublease or assignment of all or a portion of the Premises to an entity that is not an Affiliate, in which the subtenant or assignee gives total consideration greater in value than the rent due to Landlord hereunder for said portion ("Bonus Rent"), Tenant shall pay to Landlord fifty percent (50%) of the Bonus Rent as it is received by Tenant. In calculating Bonus Rent subtenant's or assignee's total consideration given shall be converted as closely as possible to a dollar per square foot per month value which shall be compared to the same value determined under this Lease.

               18. LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials are perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this Lease. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against Tenant's interest in the Premises or the improvements thereon, and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises. If a lien is filed against the Premises by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord, at Tenant's expense, immediately furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord, indemnifying Landlord and the Premises against all liabilities, costs and expenses, including attorneys' fees, which Landlord could reasonably incur as a result of such lien(s).

               19. DEFAULT. The following occurrences shall each be deemed an Event of Default by Tenant:

                    a. Failure To Pay. Tenant fails to pay any sum, including Rent, due under this Lease following five (5) days written notice from Landlord of the failure to pay.

                    b. Insolvency. Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or a receiver, assignee or other liquidating officer is appointed for Tenant's business, provided that in the event of any involuntary bankruptcy or other insolvency proceeding, the existence of such proceeding shall constitute an Event of Default only if such proceeding is not dismissed or vacated within 60 days after its institution or commencement.

                    c. Levy or Execution. Tenant's interest in this Lease or the Premises, or any part thereof, is taken by execution or other process of law directed against Tenant, or is taken upon or subjected to any attachment by any creditor of Tenant, it such attachment is not discharged within 15 days after being levied.

                    d. Other Non-Monetary Defaults. Tenant breaches any agreement, term or covenant of this Lease other than one requiring the payment of money and not otherwise enumerated in this Section, and the breach continues for a period of 30 days after notice by Landlord to Tenant of the breach.

               20. REMEDIES. Landlord shall have the following remedies upon an Event of Default. Landlord's rights and remedies under this Lease shall be cumulative, and none shall exclude any other right or remedy allowed by law.

                    a. Termination of Lease. Landlord may terminate Tenant's interest under the Lease, but no act by Landlord other than written notice from Landlord to Tenant of termination shall terminate this Lease. The Lease shall terminate on the date specified in the notice of termination. Upon termination of this Lease, Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other sums that would have been owing by Tenant under this Lease for the balance of the Lease term, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to the termination, after deducting all Landlord's Reletting Expenses (as defined below). Landlord shall be entitled to either collect damages from Tenant monthly on the days on which Rent or other amounts would have been payable under the Lease, or alternatively, Landlord may accelerate Tenants obligations under the Lease and recover from Tenant: (i) unpaid Rent which had been earned at the time of termination; (ii) the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of Rent loss that Tenant proves could reasonably have been avoided; (iii) the amount by which the unpaid Rent for the balance of the term of the Lease after the time of award exceeds the amount of Rent loss that Tenant proves could reasonably be avoided (discounting such amount by the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%); and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease, or which in the ordinary course would be likely to result from the Event of Default, including without limitation Reletting Expenses described in Section 21(b).

                    b. Re-Entry and Reletting. Landlord may continue this Lease in full force and effect, and without demand or notice, re-enter and take possession of the Premises or any part thereof, expel the Tenant from the Premises and anyone claiming through or under the Tenant, and remove the personal property of either. Landlord may relet the Premises, or any part of them, in Landlord's or Tenant's name for the account of Tenant, for such period of time and at such other terms and conditions, as Landlord, in its discretion, may determine. Landlord may collect and receive the Rents for the Premises. Re-entry or taking possession of the Premises by Landlord under this Section shall not be construed as an election on Landlord's part to terminate this Lease, unless a written notice of termination is given to Tenant. Landlord reserves the right following any re-entry or reletting, or both, under this Section to exercise its right to terminate the Lease. During the Event of Default, Tenant will pay Landlord the Rent and other sums which would be payable under this Lease if repossession had not occurred, plus the net proceeds, if any, after reletting the Premises, after deducting Landlord's Reletting Expenses. "Reletting Expenses" is defined to include all expenses incurred by Landlord in connection with reletting the Premises, including without limitation, all repossession costs, brokerage commissions, attorneys' fees, remodeling and repair costs, costs for removing and storing Tenant's property and equipment, and rent concessions granted by Landlord to any new Tenant, prorated over the life of the new lease.

                    c. Waiver of Redemption Rights. Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, hereby waives and surrenders all rights and privileges which they may have under any present or future law, to redeem the Premises or to have a continuance of this Lease for the Lease term, as it may have been extended.

                    d. Nonpayment of Additional Rent All costs which Tenant agrees to pay to Landlord pursuant to this Lease shall in the event of nonpayment be treated as if they were payments of Rent, and Landlord shall have all the rights herein provided for in case of nonpayment of Rent.

                    e. Failure to Remove Property. If Tenant fails to remove any of its property from the Premises at Landlord's request following an uncured Event of Default, Landlord may, at its option, remove and store the property at Tenant's expense and risk. If Tenant does not pay the storage cost within five (5) days of Landlord's request,

                    Landlord may, at its option, have any or all of such property sold at public or private sale (and Landlord may become a purchaser at such sale), in such manner as Landlord deems proper, without notice to Tenant. Landlord shall apply the proceeds of such sale: (i) to the expense of such sale, including reasonable attorneys' fees actually incurred; (ii) to the payment of the costs or charges for storing such property; (iii) to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and (iv) the balance, if any, to Tenant. Nothing in this Section shall limit Landlord's right to sell Tenant's personal property as permitted by law to foreclose Landlord's lien for unpaid rent.

               21. RESTRICTIONS. This Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, or rights of way of record, and any other matters or documents of record;
                    (b) any zoning laws of the city, county and state where the Real Property is situated; and (c) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the property (hereinafter the "Restrictions"). This Lease is subordinate to the Restrictions and any amendments or modifications thereto.

               22. MORTGAGE SUBORDINATION/NON-DISTURBANCE. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or any time hereinafter constituting a lien or charge upon the Premises or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed to superior to such lien, whether this Lease was executed before after said mortgage or deed of trust.. Tenant shall at any time hereinafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage; provided however that such instruments must provide that in the event the mortgagee or the beneficiary of the deed of trust becomes the owner of the Premises pursuant to any foreclosure or trustee's sale, the mortgagee or beneficiary will not disturb Tenant in it possession and enjoyment of the Premises so long as Tenant abides by the terms and conditions of this Lease.

               23. NON-WAIVER. Landlord's waiver of any breach of any term contained in this Lease shall not be deemed to be a waiver of the same term for subsequent acts of Tenant. The acceptance by Landlord of Rent or other amounts due by Tenant hereunder shall not be deemed to be a waiver of any breach by Tenant preceding such acceptance.

               24. HOLDOVER. If Tenant shall, without the written consent of Landlord, hold over after the expiration or termination of the Term, such tenancy shall be deemed to be on a month-to-month basis and may be terminated according to Washington law. During such tenancy, Tenant agrees to pay to Landlord 125% the rate of Rent last payable under this Lease, unless a different rate is agreed upon by Landlord. All other terms of the Lease shall remain in effect.

               25. COSTS AND ATTORNEYS' FEES. If Tenant or Landlord engage the services of an attorney to collect monies due or to bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or other payments, or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorneys' fees and expert witness fees in such suit, at trial and on appeal.

               26. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement specifying the following, subject to any modifications necessary to make such statements true and complete: (i) the date the Lease term commenced and the date it expires; (ii) the amount of monthly base rent and the date to which such base rent has been paid; (iii) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way; (iv) that this Lease represents the entire agreement between the parties; (v) that all conditions under this Lease to be performed by Landlord have been satisfied; (vi) that there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by Landlord; (vii) that no Rent has been paid more than one month in advance;
                    (viii) that no security has been deposited with Landlord (or, if so, the amount thereof) and (ix) any such other matters pertaining to this Lease may be requested by Landlord. Any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord's interest or assignee of any mortgage or new mortgagee of Landlord's interest in the Premises. It Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

               27. TRANSFER OF LANDLORD'S INTEREST. This Lease shall be assignable by Landlord without the consent of Tenant. Any such assignment shall not alter the terms of this lease. In the event of any transfer or transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, upon the assumption of this Lease by the transferee, Landlord shall be automatically relieved of obligations and liabilities accruing from and after the date of such transfer, except for any retained security deposit or prepaid rent, and Tenant shall attorn to the transferee.

               28. LIABILITY OF LANDLORD. Landlord shall not be liable to Tenant or Tenant's employees, agents, servants, guests, invitees or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its employees, agents, servants, guests, invitees or visitors, or any other person entering upon the Premises, or caused by the Building or the Premises becoming out of repair, or caused by leakage of gas, oil, water, steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify, defend and hold safe and harmless the Real Property, the Premises, Landlord, Landlord's employees, agents, servants, guests, invitees, and visitors from any loss, liability, claims, suits, costs, expenses, including without limitation attorneys' fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the negligence of Landlord. Tenant agrees that no trustee, officer, employee, or agent of Landlord, shall be personally liable for any obligation of Landlord hereunder, and that Tenant must look solely to the interests of Landlord in the Real Property for the enforcement of any claims against Landlord arising here under.

               29. RIGHT TO PERFORM. If Tenant shall fail to timely pay any sum or perform any other act on its part to be performed hereunder, Landlord may make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Tenant shall, on demand, reimburse Landlord for its expenses incurred in making such payment or performance. Landlord shall (in addition to any other right or remedy of Landlord provided by law) have the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

               30. HAZARDOUS MATERIALS. Tenant agrees that neither Tenant nor Tenant's employees, officers, agents, invitees, customers, agents or representatives will use, generate, release, treat, store or dispose of Hazardous Materials on the Premises except in accordance with any law, ordinance, rule or regulation of any governmental authority having jurisdiction of the Premises. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Materials on the Premises caused or permitted by Tenant result in contamination of the Premises, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the Premises, damages for the loss or restriction on the use of space or of any adverse impact on marketing of space in the Premises, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remediation, removal or restoration work required by any federal, state or local governmental agency, political subdivision, lender or buyer because of Hazardous Materials present in the soil or groundwater on or under the Premises, diminution in value of the Premises, damages for the loss or restriction on use of space in the Building or on the Real Property, damages arising from any adverse impact on marketing of the Real Property or of the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees, laboratory fees and expert fees. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises or Real Property caused or permitted by Tenant results in any contamination of the Premises or the Real Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Real Property and the Premises to the condition existing prior to the contamination by any such Hazardous Materials; provided, however, the Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld.

                    Tenant will deliver to Landlord copies of any documents received from, or sent by. Tenant to, the United States Environmental Protection Agency and/or any state, county or municipal, environmental ill or health agency concerning Tenant's operations on the Premises.

                    As used herein, the term "Hazardous Materials" means any substance which is (i) designating, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, as currently in effect or as hereinafter amended or enacted, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) asbestos, (vi) flammable explosives, (vii) infectious materials, or (viii) radioactive materials. "Environmental Law(s)" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U. S. C. (S) 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U. S. C.
                    (S) 6901 et seq., the Toxic Substances Control Act, 15 U. S.
                    C. (S) 2601 et seq., the Hazardous Materials Transportation Act, 49 U. S. C. (S) 1801 et seq., the Clean Water Act, 33
                    U. S. C. (S) 1251 et seq., and the Washington Model Toxics Control Act, Chapter 70.105D, Revised Code of Washington, as said laws have been supplemented or amended to date, the regulations promulgated pursuant to said laws and any other federal, state or local law, statute, rule, regulation or ordinance which regulates or proscribes the use, storage, disposal, presence, cleanup, transportation or release or threatened release into the environment of Hazardous Materials.

               31. QUIET ENJOYMENT. So long as Tenant pays the Rent and performs all of its obligations in this Lease, Tenant's possession of the Premises will not be disturbed by Landlord or anyone claiming by, through or under Landlord.

               32.  GENERAL.

                    a. Heirs and Assigns. This Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

                    b. Brokers' Fees. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees for the negotiation, execution, or delivery of this Lease other than the Andover Company, and Scott Rice, Kidder Matthews and Segner Inc. and Richard T. Davidson and Alliance Partners Inc., a Georgia Corporation, which brokers shall be paid a commission by Landlord pursuant to a separate agreement. Tenant shall indemnify and hold Landlord harmless against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any other broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

                    c. Entire Agreement. This Lease contains all of the covenants and agreements between Landlord and Tenant relating to the Premises. No prior or contemporaneous agreements or understanding pertaining to the Lease shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

                    d. Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease.

                    e. Force Majeure. Time periods for either party's performance under any provisions of this Lease (excluding payment of Rent) shall be extended for periods of time during which the party's performance is prevented due to circumstances beyond such party's control, including without limitation, fires, floods, earthquakes, lockouts, strikes, embargoes, governmental regulations, acts of God, public enemy, war or other strife.

                    f. Governing Law/Venue. This Lease shall be governed by and construed in accordance with the laws of the State of Washington. Venue and jurisdiction for any dispute between Landlord and Tenant in any way concerning or connected to this Lease shall be in the Superior Court of Washington in King County.

                    g. Memorandum of Lease. This Lease shall not be recorded. However, Landlord and Tenant shall, at the other's request, execute and record a memorandum of Lease in recordable form that identifies Landlord and Tenant, the commencement and expiration dates of the Lease, and the legal description of the Premises.

                    h. Submission of Lease Form Not An Offer. One party's submission of this Lease to the other for review shall not constitute an offer to lease the Premises. This Lease shall not become effective and binding upon Landlord and Tenant until it has been fully signed by both Landlord and Tenant.

                    i. No Light, Air or View Easement. Tenant has not been granted an easement or other right for light, air or view to or from the Premises. Any diminution or shutting off of light, air or view by any structure which may be erected on or adjacent to the Building shall in no way effect this Lease or the obligations of Tenant hereunder or impose any liability on Landlord.

                    j. Authority of Parties. Any individual signing this Lease on behalf of an entity represents and warrants to the other that such individual has authority to do so and, upon such individual's execution, which this Lease shall be binding upon and enforceable against the party on behalf of whom such individual is signing. Tenant and Landlord shall each provide the other with a resolution of its Board of Directors authorizing the execution of this Lease on behalf of the corporation by the individual whose signature appears below.

               33. Exhibits and Riders. The following exhibits and riders are made a part of this Lease:

               EXHIBIT A:  Legal description of Real Property, less strip of land running south of Building
               EXHIBIT B: Site plan identifying Premises and Reserved Space EXHIBIT C: Tenant's Required Specifications
               EXHIBIT D:  Tenant's Office Space Plan
               EXHIBIT E:  Specifications for Tenant Improvements to Office
                           Spaces to be Constructed by Landlord
               EXHIBIT F:  Schedule of Building Plans

                    IN WITNESS WHEREOF Landlord and Tenant had executed this
               lease agreement on the day and date first mentioned above.

               LANDLORD:                          TENANT:

               Seattle-Tacoma Box Co.             Aladdin Manufacturing Corp.
               a Washington corporation           a Delaware corporation

               By: Fred J. Nist                   By: Salvatore J. Perillo
                   --------------------------         ---------------------------------
               Its: President                     Its: Asst/Secretary/General Counsel
                   --------------------------         ---------------------------------

               STATE OF WASHINGTON      )
                                        ) ss.
               COUNTY OF KING           )

                    On this 10/th/ day of December, 1999, before me personally appeared Fred J. Nist, to me known (or proven on the basis of satisfactory evidence) to be the President of SEATTLE-TACOMA BOX CO., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

                    IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                Trudy L. Burch
                                   ---------------------------------------
                                   NOTARY PUBLIC in and for the State of
                                   Washington, residing at Corington
                                                           ---------------
                                    My commission expires 5-12-2000
                                                          ----------------
                                    Print Name: Trudy L. Burch
                                                --------------------------

               STATE OF GEORGIA         )
                        ------------
                                        ) ss.
               COUNTY OF Gordon         )
                         -----------

                    On this 1/st/ day of December, 1999, before me personally
               appeared Salvatore J. Perillo to me known (or proven on the basis
                        --------------------
               of satisfactory evidence) to be the Asst Secretary/General Counsel of ALADDIN MANUFACTURING CORP., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

                    IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                                     Elaine Busbee
                                   --------------------------------------------
                                   NOTARY PUBLIC in and for the State of
                                   Georgia, residing at Acworth, Paulding Co. GA
                                                        ------------------------
                                   My commission expires Notary Public Paulding
                                   County, Georgia
                                   My commission expires Nov. 3, 2001
                                   Print Name:     Elaine Busbee
                                              ----------------------------------
                                              My commission expires Nov. 3, 2001

                                   EXHIBIT A
                      Legal Description of Real Property

          LOT 2, CITY OF KENT SHORT PLAT NO. 74-1, RECORDED UNDER RECORDING NO. 7808170845, BEING A PORTION OF THE NORTH HALF OF THE SOUTHWEST QUARTER OF SECTION 13, TOWNSHIP 22 NORTH, RANGE 4 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON.

                                   EXHIBIT B
               Site Plan Identifying Premises and Reserved Space






                                  [SITE PLAN]

                                  EXHIBIT C
                       Tenant's Required Specifications

          1.   30 ft. minimum clear height.
          2. 3 ft. 10 inch permanent metal canopy running the length of the dock area.
          3.   Sealed warehouse floor, using Burke Cure and Seal sealant.
          4.   Lighting at 30 ft. candles at 3 ft. in the aisles.
          5. 6 X 30,000 lb. Capacity FX-6 x 8-30 fully automatic Kelly Air Bag Levelors.
          6. Ten mechanical edge of dock 30,000 lb. capacity 72" wide by 29" long.
          7. Two grade level doors 12'x14' to be located adjacent to office area on west end of Building

                                   EXHIBIT D
                          Tenant's Office Space Plan

                             [OFFICE 516 SF PLAN]

                                   EXHIBIT E

               Specifications for Tenant Improvements to Office Spaces, to be Constructed by Landlord

          1.   Framing and drywall:
               -------------------

                    a. Metal stud framing with 5/8 type drywall on both sides, ready to receive paint.

          2.   Insulation:
               ----------

                    a.   Sound batt insulation at restrooms
                    b. Humidor insulation in ceiling and insulation to meet Washington State Energy Code

          3.   Wood Doors:
               ----------

                    a. 3'-0" x 7'-0" solid core stain grade oak doors with hem fir jambs
                    b.   Doors to be 1-3/4" thick

          4.   Finish Hardware:
               ---------------

                    a.   Provide all finish hardware in suitable fashion to
                         complete work in accordance with the drawings
                    b.   Lock sets and latch sets shall be Schlege "D" series
                         lever hardware or Yale lever hardware or approved
                         equal - cylindrical style
                    c.   Strike plates and hinges to match
                    d. Closures will be provided on restroom doors and doors leading from conditioned space to unheated space

          5.   Glass and Glazing:
               -----------------

                    a.   Provide glass and glazing as indicated on drawings
                    b. All perimeter glass to meet Washington State Energy Code and shall be 1" insulated units
                    c. Interior relites shall be clear 1/4" glass and shall be tempered glass in locations required by the Uniform Building Code
                    d. Six (6) 3'x6' interior relites shall be provided at locations selected by the tenant

          6.   Acoustical Ceilings:
               -------------------

                    a.   24" x 48" grid system
                    b.   Ceiling boards shall be second look tegular tile
                    c.   Ceiling system shall meet seismic requirements

          7.   Floor Covering:
               --------------
                    a. Carpeting in office areas shall be a $15.00/SY allowance

                         i. 28 ounce level loop Mohawk carpet or approved equal

                         ii.  carpet material allowance of $21,000.00
                    b.   Coved base sheet vinyl at the restroom floors
                    c.   4" rubber base at all areas receiving carpeting
                    d.   Plastic laminate wainscoting at wet walls in restrooms
                    e. Warehouse concrete floors to be sealed with Burke Cure & Seal or approved equal
                    f. Vinyl floor covering and laminate countertops at lunchroom

          8.   Painting:
               --------

                    a. Interiors doors and millwork to receive one coat of stain, one coat of sealer and two coats of lacquer or varnish
                    b. Gypsum wallboard to be painted shall receive one coat of primer and one finish coat

          9.   Toilet Room Accessories:
               -----------------------

                    a.   Trash dispensers shall be one per water closet
                    b. Napkin dispensers shall be one per water closet at women's restrooms
                    c.   Paper towel dispenser shall be one per restroom
                    d.   Soap dispenser shall be one per lavatory
                    e.   Waste receptacles shall be one per restroom
                    f.   Mirrors shall be above vanities
                    g. Grab bars per Uniform Building Code and to meet ADA requirements
                    h.   Toilet partitions per plans and/or as required

          10.  HVAC:
               ----

                    a. Provide a complete design/build heating, ventilating and air conditioning system in accordance with Washington State Energy Codes
                    b.   Units to be gas fired rooftop package units
                    c. Separate HVAC units will be provided for the first and second floor office spaces.
                    d. Separate HVAC units will be provided for the 516 square foot office space.

          11.  Fire Protection:
               ---------------

                    a. Provide a fire sprinkler system to meet all local applicable codes
                    b.   Heads to be semi-recessed chrome plated

          12.  Plumbing:
               --------

                    a. Plumbing fixtures shall be as shown on architectural plans and detail
                    b.   Color shall be white unless otherwise noted
                    c. Trim shall be brass with all exposed metal parts chrome plated
                    d. Water closets shall be floor mount with pressure assist valves
                    e.   Urinals shall be wall hung flush valve
                    f. Lavs shall be China white with single lever faucets with pop-up drains
                    g. Gas fired hot water tank to provide hot water for fixtures shown
                    h.   Water drinking fountain per building code and UBC

          13.  Electrical:
               ----------

                    a. Design/build electrical system in accordance with the architectural drawings
                    b. Design and construction shall conform to state, local and all utility requirements
                    c. Lighting fixtures shall be designed to provide state energy code lighting levels in accordance with the architectural plans
                    d. Light fixtures shall be 2x4 fluorescent parabolic lights on the first floor office area and 2x4 standard prismatic fluorescent fixtures at the second floor
                    e. Duplex receptacles shall be a minimum of two per office and one per 15' in the open office areas. Standards to be 110 volt, 15 amp grounded circuits with the maximum number of outlets per circuits to be 8 unless otherwise approved
                    f.   Telephones and data pull boxes shall be provided at one
                         per office and one per 15 feet in the open areas
                    g.   A plywood backboard shall be provided for telephone
                         equipment
                    h. Electrical service and panels shall be designed to meet all of the office and warehouse loads and be in accordance with NEC, state and local code requirements
                    i. Lighting shall be 208/277 volt; light switches shall be provided at all offices and dual switching at areas with natural lighting per the energy code. Restrooms shall have surface mount fluorescent for fixtures.

                    j.   Minimum of ten (10) duplex outlets in shipping office.
                    k. Minimum of six (6) duplex outlets in office support area
                    l.   Minimum of ten (10) duplex outlets in open staff area

                                   EXHIBIT F

                           SCHEDULE OF BUILDING PLANS

---------------------------------------------------------------------------------------------------
PLAN NO.       DESCRIPTION                                                             DATE
---------------------------------------------------------------------------------------------------
C1             Cover Sheet and Notes                                                   11/19/99
---------------------------------------------------------------------------------------------------
C2             Site Plan                                                               11/8/99
---------------------------------------------------------------------------------------------------
03             TESC Plan                                                               11/8/99
---------------------------------------------------------------------------------------------------
C4             Storm Drainage and Grading Plan                                         11/8/99
---------------------------------------------------------------------------------------------------
C5             Sanitary Sewer and Water Line Plan                                      11/8/99
---------------------------------------------------------------------------------------------------
C6             Street Improvements Plan                                                11/8/99
---------------------------------------------------------------------------------------------------
C7             Ditch TESC Plan                                                         11/8/99
---------------------------------------------------------------------------------------------------
08             Ditch Relocation and Grading Plans                                      11/9/99
---------------------------------------------------------------------------------------------------
C9             Notes                                                                   11/9/99
---------------------------------------------------------------------------------------------------
ClO            Section and Details                                                     11/19/99
---------------------------------------------------------------------------------------------------
C11            Sections and Details                                                    11/19/99
---------------------------------------------------------------------------------------------------
C12            Water Line and Storm Drain Profiles                                     11/19/99
---------------------------------------------------------------------------------------------------
C13            Keystone Details and Notes                                              11/19/99

---------------------------------------------------------------------------------------------------
1 of 1         Boundary and Topographic Survey                                         7/22/99

---------------------------------------------------------------------------------------------------
VMD1           Vehicle Maneuvering Diagram                                             11/9/99

---------------------------------------------------------------------------------------------------
L1             Landscape Plan                                                          Undated
---------------------------------------------------------------------------------------------------
L2             Irrigation Plan                                                         Undated

---------------------------------------------------------------------------------------------------
L3             Landscape Plan                                                          Undated
---------------------------------------------------------------------------------------------------
R1             Track Plan and Profile (Railroad)                                       7/6/99
---------------------------------------------------------------------------------------------------
R2             Sections and Details (Railroad)                                         7/6/99

---------------------------------------------------------------------------------------------------
Al             Floor Plan - West                                                       11/19/99
---------------------------------------------------------------------------------------------------
A2             Floor Plan - East                                                       11/15/99
---------------------------------------------------------------------------------------------------
A3             Exterior Building & Interior Building Elevations                        11/19/99
---------------------------------------------------------------------------------------------------
A4             Entrance Plans & Elevations & Details                                   11/19/99
---------------------------------------------------------------------------------------------------
A5             Wall Sections                                                           11/19/99
---------------------------------------------------------------------------------------------------
A6             Floor & Reflected Ceiling Plans                                         11/19/99
---------------------------------------------------------------------------------------------------
A7             Ladder & Roof Hatch Details                                             11/19/99
---------------------------------------------------------------------------------------------------
A8             General Notes                                                           11/16/99
---------------------------------------------------------------------------------------------------
A9             General Notes & Accessibility Notes                                     11/16/99

---------------------------------------------------------------------------------------------------
A10            Accessibility Notes                                                     11/19/99

---------------------------------------------------------------------------------------------------
S1             Foundation Plan - West                                                  11/19/99
---------------------------------------------------------------------------------------------------
S2             Foundation Plan - East                                                  11/19/99
---------------------------------------------------------------------------------------------------
S3             Roof Framing Plan - West                                                11/19/99
---------------------------------------------------------------------------------------------------
S4             Roof Framing Plan - East                                                11/19/99
---------------------------------------------------------------------------------------------------
S5             Foundation Details                                                      11/19/99
---------------------------------------------------------------------------------------------------
S6             Precast Tilt-Up Panel Elevations                                        11/19/99
---------------------------------------------------------------------------------------------------
S7             Precast Tilt-Up Panel Elevations                                        11/19/99
---------------------------------------------------------------------------------------------------
S8             Precast Tilt-Up Panel Elevations                                        11/19/99
---------------------------------------------------------------------------------------------------
S9             Structural Details                                                      11/16/99
---------------------------------------------------------------------------------------------------
S10            Structural Details                                                      11/16/99
---------------------------------------------------------------------------------------------------
S11            Structural Notes                                                        11/16/99
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S12            Structural Details                                                      11/16/99
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S13            Office Foundation Plan, West                                            11/19/99
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S14            Structural Details                                                      11/16/99
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

                      FIRST AMENDMENT TO LEASE AGREEMENT

     This First Amendment to Lease Agreement is made this ____ day of August, 2000 between SEATTLE BOX COMPANY, a Washington corporation doing business as SEATTLE-TACOMA BOX COMPANY ("Landlord") and ALADDIN MANUFACTURING CORPORATION, a Delaware corporation ("Tenant") and is an amendment to that Lease between the parties dated December 10, 1999 ("Lease") affecting the Premises located on Lot 2, City of Kent. Short Plat No. 74-1, recorded under Recording Number 7808170845, located in King County Washington.

     WHEREAS the Tenant has requested that certain changes be made in the construction of the Building; and

     WHEREAS these changes will change the cost of the Building and the time for completion of the Building;

     The parties hereby agree to amend the Lease as follows:

     1.   Column Change. The Building Plans listed in Exhibit F to the Lease
          -------------
will be changed to reflect that the columns supporting the roof of the Building shall be located as shown on those plans and drawings dated January 28, 2000. showing relocation of the columns. The change in the column locations is referred to as the "Column Change". The parties acknowledge that the columns have been constructed in the location desired by the Tenant and as reflected in the Column Change;

     2.   Sprinkler System Change. The original Lease provides that the building
          -----------------------
shall include installation by Landlord of an overhead ESFR fire sprinkler system ("Landlord's Sprinkler System") and that the Tenant may thereafter convert Landlord's Sprinkler System into an in-rack sprinkler system ("Tenant's Sprinkler System"). The Lease further provides that upon surrender of the Premises at the end of the lease term, the Tenant will restore the Landlord's Sprinkler System. The parties have agreed to change this arrangement. Paragraphs 3A and 11 of the Lease shall be amended in part to provide that, as part of construction of the Building, the Landlord will alter the Building and construct an in-rack sprinkler system as requested by Tenant. These alterations and the new sprinkler system are represented in plans and specifications original submitted to the City of Kent on February 11, 2000 and then resubmitted to include a smoke curtain on March 20, 2000 and are referred to herein as the "Revised Sprinkler System". Regarding surrender of the Premises, unless Landlord notifies Tenant otherwise in writing, prior to the time of Tenant's surrender of the Premises, Tenant shell construct on the Premises a fully operational ESFR system. Upon surrender of the premises this ESFR system shall be fully operational. In the event that at the time of surrender ESFR sprinkler systems are no longer being constructed, tenant shall construct and surrender with the Premises the then in use system most similar in performance and quality to the ESFR systems currently in use.

     3.   Electrical System Change and Distribution System. The original plans
          ------------------------------------------------
for the building provided for a 200 amp distribution panel on the Premises and provided a $5,000 credit for the cost of distribution of the power throughout the Premises. The original lease made no provision for the electrical costs associated with the relocation of Tenant's equipment to the Premises and the modifications that would be necessary to that equipment. The parties have agreed that the main distribution panel will be increased by Landlord to 600 amps, that Landlord will provide the electrical distribution system to Tenant's equipment, that Landlord will provide extra electrical outlets as requested by Tenant and that Landlord will complete certain equipment modifications which have been negotiated between Tenant and Landlord's contractor. All such additional electrical work shall be referred to herein as the Electrical Change.

     4.   Commencement Date. The Commencement Date of the Lease described in
          -----------------
Sections 1(c) and 3(d) of the Lease shall be June 15, 2000.

     5.   Liquidated Damages For Late Delivery. Paragraph 3(e) of the Lease is
          ------------------------------------
hereby deleted in its entirety.

     6.   Reimbursements for Changes. Tenant agrees to reimburse Landlord for
          --------------------------
the Column Change and Sprinkler System Changes as follows. The additional cost to the Tenant of the Column Change is $17,859.56, which shall be paid to Landlord within fifteen (15) business days of Tenant receiving a bill for the Column Change, which bill shall be issued by Landlord as Landlord is billed for the changes by the contractor. At Landlord's election, its administrative fee may be billed on a pro rata basis in installments or as part of the final billing. The additional cost to the Tenant of the Sprinkler System Change is $174,035.50 which shall be paid to Landlord within fifteen (15) business days of Tenant receiving a bill for the Sprinkler System Change, which bill shall be issued by Landlord as Landlord is billed for the items included in the Sprinkler System Change by the contractor. At Landlord's election, its administrative fee may be billed on a pro rata basis in installments or as part of the final billing. The Landlord and Tenant have agreed to share the cost of the Electrical Change. The total cost of the Electrical Change is $55,636.97. The Landlord will pay $2,419.55 of this amount. After credit for the $5,000 allowance in the Lease, the additional cost to the Tenant of the Electrical Change is $48,148.00 which shall be paid to Landlord within fifteen (15) business days of Tenant receiving a bill for the items included in the Electrical Change, which bill shall be issued by Landlord as Landlord is billed for the changes by the contractor, At Landlord's election, its administrative fee may be billed on a pro rata basis in installments or as part of the final billing.

     7. Except as expressly modified herein, the terms and conditions of the Lease shall remain in full force and effect.
LANDLORD:

SEATTLE BOX COMPANY
dba SEATTLE-TACOMA BOX COMPANY,
a Washington corporation


By: ____________________________
      Its: _____________________



TENANT:

ALADDIN MANUFACTURING CORPORATION,
a Delaware are corporation
                                         SALVATORE J. PERILLO
By: /s/ Salvatore J. Perillo             ASSISTANT SECRETARY/
   -----------------------------         GENERAL COUNSEL
      Its: _____________________


STATE OF WASHINGTON         )
                            )ss.
COUNTY OF _________         )

     On this ______ day of _________________, 2000, before me personally appeared _____________________________________, to me known (or proven on the basis of satisfactory evidence) to be the ______________________ of SEATTLE BOX CO. dba SEATTLE-TACOMA BOX CO., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that _____ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.



                                       _________________________________________
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at__________________
                                       My commission expires ___________________
                                       Print Name:______________________________


STATE OF Georgia         )
                         )ss.
COUNTY OF Gordon         )

     On this 7/th/ day of August 2000 before me personally appeared Salvatore J. Perrillo, to me known (or proven on the basis of satisfactory evidence) to be the General Counsel of ALADDIN MANUFACTURING CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that He was authorized to execute said instrument and that the seal affixed, if any. is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


                                       /s/ Misty Young
                                       ----------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Georgia, residing at 175 Nichols Lane
                                       My commission expires My Commission
                                       Expires Jan 14, 2004
                                       Print Name: Misty Young